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                                                                    Exhibit 99.8


                                                                      Amended to
                                                                    May 22, 1997



                                       BY-LAWS

                                      AS AMENDED

                                          OF

                            DUTY FREE INTERNATIONAL, INC.



                                      ARTICLE I

                                     STOCKHOLDERS
                                     ------------


         Section 1. ANNUAL MEETING. The annual meeting of the Stockholders of the Corporation shall be held each year during the fourth month after the close of the Corporation's fiscal year, on a day to be duly designated by the Board of Directors, for the purpose of electing Directors and for the transaction of any other corporate business as may come before the meeting.

         Section 2. SPECIAL MEETINGS. Special meetings of the Stockholders may be called, at any time and for any purpose or purposes, only by the Chairman of the Board of Directors, by the Chief Executive Officer or by the President, or at the request in writing of a majority of the Board of Directors. Special meetings of the Stockholders shall he called forthwith by the


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Chairman of the Board, by the Chief Executive Officer, by the President, by a
Vice President, by the Secretary, or by any Director of the Corporation at any time, upon the request in writing of the Stockholders entitled to cast at least a majority of all the votes entitled to be cast at such meeting; provided, that no such special meeting shall be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the Stockholders held during the preceding twelve (12) months, unless requested by the Stockholders entitled to cast a majority of all votes entitled to be cast at the meetings. In any case in which a special meeting is called by written request of the Stockholders, such request shall state the purpose or purposes of the meeting. Business transacted at all special meetings of Stockholders shall be confined to the purpose or purposes stated in the notice of the meeting.

         Section 3. PLACE OF HOLDING MEETINGS. All meetings of Stockholders shall be held at the principal office of the Corporation, or elsewhere in the United States as may be designated by the Board of Directors.

         Section 4. NOTICE OF MEETINGS. Written notice of each meeting of the Stockholders shall be mailed, postage prepaid, by the Secretary, to each Stockholder at his post office address, as


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it appears upon the books of the Corporation, at least ten (10) days and not more than ninety (90) days before the meeting. Each such notice shall state the place, day, and hour at which the meeting is to be held and, in the case of any special meeting, shall state briefly the purpose or purposes thereof.

         Section 5. QUORUM. The presence in person or by proxy of the holders of record of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the Stockholders, except as may be otherwise specifically provided by law, by the Corporation's Charter or by these By-Laws. If less than a quorum shall be in attendance at the time for which the meeting shall have been called, the meeting may be adjourned from time to time by a majority vote of the Stockholders present or represented, without any notice other than by announcement at the meeting, until a quorum shall attend. At any adjourned meeting at which a quorum shall attend, any business may be transacted which might have been transacted if the meeting had been held as originally called.

         Section 6. CONDUCT OF MEETINGS. Meetings of Stockholders shall be presided over by the Chairman of the Board, or if he is not present, by the President, or, if neither of said


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Officers is present, by a chairman to be elected at the meeting.  The Secretary of the Corporation, or if he is not present, any Assistant Secretary, shall act as secretary of such meetings; in the absence of the Secretary and any Assistant Secretary, the presiding officer may appoint a person to act as secretary of the meeting.

         Section 7.  VOTING.  At all meetings of Stockholders, every
Stockholder entitled to vote thereat shall have one (1) vote for each share of stock standing in his name on the books of the Corporation on the date established for the determination of Stockholders entitled to vote at such meeting. Such vote may be cast either in person or by proxy duly appointed by an instrument in writing subscribed by such Stockholder, or his duly authorized attorney, and bearing a date not more than eleven (11) months prior to said meeting unless said instrument expressly provides for a longer period. Such proxy shall be dated, but need not be sealed, witnessed or acknowledged. Except as may be otherwise specifically provided by law, by the Corporation's Charter or by these By-Laws, Directors shall be elected by a plurality of all the votes cast at a meeting at which a quorum is present and, whenever any corporate action other than the election of Directors is to be taken, it shall be authorized by a majority of


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all the votes cast at a meeting at which a quorum is present.  If the Chairman of the meeting shall so determine, a vote by ballot may be taken upon any election or matter; a vote by ballot also shall be taken upon the request of the holders of ten percent (10%) of the stock entitled to vote on such election or matter. The Chairman may appoint one or more tellers of election. In such event, the proxies and ballots shall be held by the tellers, and all questions as to the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the tellers. If no teller is appointed, the foregoing duties shall be performed by the Chairman.


                                      ARTICLE II

                                  BOARD OF DIRECTORS
                                  ------------------

         Section 1. GENERAL POWERS. The property and business of the Corporation shall be managed under the direction of the Board of Directors of the Corporation.

         Section 2. NUMBER AND TERM OF OFFICE. The number of Directors shall be that number set forth in the Charter of the Corporation, or such other number as may be designated from time to time by resolution of a majority of the entire Board of Directors, provided, however, that the number of directors shall never be less than the minimum required under Section 2-402 of


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the Maryland General Corporation Law nor more than fifteen (15). Directors need not be Stockholders. Except as otherwise provided by law or in the Charter or these By-laws, Directors shall be elected each year at the annual meeting of Stockholders and each Director shall serve until his successor shall be duly elected and qualified.

         Section 3. CLASSIFICATION. In the event that the Board of Directors shall, by resolution of a majority of the entire Board of Directors, exercise the power granted to the Board in the Charter to classify the Board of Directors, then the Board of Directors shall be divided into three classes, Class A, Class B and Class C. Each class of Directors shall consist of an equal number of Directors, or as nearly equal in number as possible, with the term of office of one class expiring each year. The Board of Directors shall designate which Directors shall serve in each class of Directors at the time it elects to be a classified Board of Directors. Directors of Class A shall be elected to hold office for a term expiring at the succeeding annual meeting of Stockholders, Directors of Class B shall be elected to hold office for a term expiring at the second succeeding annual meeting of Stockholders and Directors of Class C shall be elected to hold office for a term expiring at the


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third succeeding annual meeting of Stockholders.  Subject to the foregoing, at each annual meeting of Stockholders the successors to the class of Directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and each Director so elected shall hold office until his successor is elected and qualified, or until his earlier resignation or removal. If the number of Directors is changed, any increase or decrease in the number of Directors shall be apportioned among the three classes so as to make all classes as nearly equal in number as possible.

         Section 4. FILLING OF VACANCIES. In the event of vacancy in the Board of Directors, whether by reason of a Director's death, resignation, disqualification or removal, or by reason of an increase in the number of Directors of the Corporation in accordance with these By-Laws, or by any other reason or cause, such vacancy shall be filled in accordance with the Charter of the Corporation.

         Section 5. REMOVAL OF DIRECTORS. Any Director may be removed from office, with or without cause, only in accordance with the Charter of the Corporation.

         Section 6. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held, without notice, at such time and


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place as shall from time to time be determined by resolution of the Board, provided that notice of every resolution of the Board fixing or changing the time or place for the holding of regular meetings of the Board shall be mailed to each Director at least ten (10) days before the first meeting held pursuant thereto. The annual meeting of the Board of Directors shall be held immediately following the annual Stockholders' meeting at which Directors whose terms have expired are elected. Any business may be transacted at any regular meeting of the Board.

         Section 7. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called, at any time and for any purpose or purposes, by the Chairman of the Board of Directors, by the Chief Executive Officer or by the President. Special meetings of the Board of Directors shall be called by the Secretary upon request in writing of a majority of the Board of Directors. The Secretary shall give notice of each special meeting of the Board of Directors by mailing the same at least three (3) days prior to the meeting, or by telegraphing the same at least one (1) day prior to the meeting, to each Director. Any and all business may be transacted at any special meeting. Any Director may, in writing, waive notice of the time, place and objects of any special meeting. Any meeting of the Board of Directors, regular


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or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement at the adjourned meeting.

         Section 8. PLACE OF MEETING AND OFFICES. The Board of Directors may hold their meetings, have one or more offices, and keep the books of the Corporation at such place or places, either within or without the State of Maryland, as they may, from time to time, determine by resolution or by written consent of all of the Directors.

         Section 9. QUORUM. A majority of all of the Directors (but in no event less than two (2) Directors) shall constitute a quorum for the transaction of business at all meetings of the Board of Directors, but, if at any meeting less than quorum shall be present, a majority of those present may adjourn the meeting from time to time. The act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Corporation's Charter or by these By-Laws.

         Section 10. COMPENSATION OF DIRECTORS. The Board may, by resolution, fix a stated salary to be paid to Directors as


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compensation for their services and may also fix a sum for attendance at each regular or special meeting of the Board, or of committees thereof, and such reimbursement and compensation shall be payable whether or not an adjournment be had because of the absence of a quorum; and each Director shall be entitled to receive from the Corporation reimbursement of the expenses incurred by him in attending any regular or special meeting of the Board, or of committees thereof. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 11. EXECUTIVE COMMITTEE. The Board of Directors may appoint an Executive Committee consisting of two or more Directors. The Executive Committee shall have and may exercise all powers of the Board of Directors between the meetings of the Board, excepting, however, the power or authority to alter or amend the By-Laws, to declare dividends or distributions on stock, to issue stock (except as authorized by law), to fill vacancies in the Board of Directors or in its own membership (which vacancies shall be filled by the Board of Directors), to recommend to the Stockholders any action requiring Stockholder approval, or to approve any merger or share exchange


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which does not require Stockholder approval.  The Executive Committee shall meet at stated times or on notice to all by any of their own number. It shall fix its own rules of procedure. Unanimous vote or consent shall be necessary in every case. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors. Without limiting the generality of the foregoing, the Executive Committee is specifically authorized to execute customary banking resolutions for corporate accounts and for borrowing.

         Section 12. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the Directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors, excepting, however, the power to declare dividends or distributions on stock, to issue stock (except as authorized by law), to alter or amend the By-Laws, to fill vacancies in the Board of Directors or in their own membership, which vacancies shall be filled by the Board of Directors, to recommend to the Stockholders any action requiring Stockholder approval, or to approve any merger or share exchange which does not require Stockholder approval. Such committee or


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committees shall have such designations as may be determined from time to time by resolution adopted by the Board of Directors.

         Section 13. INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting pursuant to the provisions of
Section 2-408 of the Maryland General Corporation Law.

                                     ARTICLE III

                                       OFFICERS
                                       --------

         Section 1. ELECTION, TENURE, AND COMPENSATION. The Officers of the Corporation shall be a Chairman of the Board, one or more Vice Chairmen of the Board, a Chief Executive Officer or Co-Chief Executive Officers, a President, a Chairman of the Executive Committee, one or more Vice Presidents, a Secretary, and a Treasurer, and such other Officers--e.g., one or more Assistant Secretaries or Assistant Treasurers--as the Board of Directors from time to time may consider necessary for the proper conduct of the business of the Corporation. The Officers shall be elected by the Board of Directors and shall serve at the pleasure of the Board. The Chairman of the Board, each Vice Chairman of the Board, the Chief Executive Officer, the President and the Chairman of the Executive Committee shall be Directors


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and the other Officers may, but need not be, Directors.  Any two or more of the above offices, except those of President and Vice President, may be held by the same person, but no Officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these By-Laws to be executed, acknowledged or verified by any two or more Officers. The compensation or salary paid all Officers of the Corporation may be fixed by resolutions adopted by the Board of Directors. Except where otherwise expressly provided in a contract duly authorized by the Board of Directors, every Officer and agent of the Corporation shall be subject to removal at any time by the affirmative vote of a majority of the whole Board of Directors, and all Officers, agents, and employees shall hold office at the discretion of the Board of Directors or of the Officers appointing them.

         Except as otherwise provided by these By-Laws, any reference to the Chief Executive Officer in these By-Laws shall be deemed to mean, if there are Co-Chief Executive Officers, either Co-Chief Executive Officer, each of whom may severally exercise the full power and authority of the office of Chief Executive Officer.


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         Section 2.  POWERS AND DUTIES OF THE CHAIRMAN OF THE BOARD.  If
elected by the Board of Directors, the Chairman of the Board shall preside at all meetings of the Stockholders and of the Board of Directors and, if present and in the absence of the Chairman of the Executive Committee, preside at meetings of the Executive Committee. The Chairman of the Board may sign and execute all authorized bonds, contracts or other obligations in the name of the Corporation. He shall do and perform such other duties as may, from time to time, be assigned to him by the Board of Directors.

         Section 3. POWERS AND DUTIES OF THE VICE CHAIRMAN OF THE BOARD. In the absence of the Chairman of the Board and the President, the Vice Chairman of the Board, or if there shall be more than one, a Vice Chairman as designated by the Chairman or the President, or, in the absence of such designation, as designated by the Board of Directors, shall, if present, preside at meetings of the Board. The Vice Chairman may sign and execute all authorized bonds, contracts or other obligations in the name of the Corporation. He shall do and perform such other duties as may, from time to time, be assigned by the Board of Directors.

         Section 4. POWERS AND DUTIES OF THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Corporation shall


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have general charge and control of all its business affairs and properties.  The
Chief Executive Officer may sign and execute all authorized bonds, contracts or other obligations in the name of the Corporation. He shall have the general powers and duties of supervision and management usually vested in the office of chief executive officer of a corporation. He shall do and perform such other duties as may, from time to time, be assigned to him by the Board of Directors.

         Section 5. POWERS AND DUTIES OF THE PRESIDENT. The President shall perform such senior executive duties as the Board of Directors shall from time to time determine. The President shall, if present and in the absence of the Chairman of the Board, preside at meetings of the Stockholders and of the Board of Directors and, if present and in the absence of the Chairman of the Executive Committee and the Chairman of the Board, preside at meetings of the Executive Committee. The President may sign and execute all authorized bonds, contracts or other obligations in the name of the Corporation. He shall do and perform such other duties as may, from time to time, be assigned to him by the Board of Directors.

         Section 6. POWERS AND DUTIES OF THE CHAIRMAN OF THE EXECUTIVE COMMITTEE. The Chairman of the Executive Committee


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shall, if present, preside at meetings of the Executive Committee.  The Chairman of the Executive Committee shall perform such other duties as the Board of Directors or the Executive Committee may from time to time determine.

         Section 7. POWERS AND DUTIES OF THE VICE PRESIDENT. The Board of Directors may appoint a Vice President or more than one Vice President. Any Vice President (unless otherwise provided by resolution of the Board of Directors) may sign and execute all authorized bonds, contracts, or other obligations in the name of the Corporation, provided that such bonds, contracts or other obligations have been approved by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. Each Vice President shall have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

         Section 8. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of Stockholders and Directors and all other notices required by law or by these By-Laws; in case of his absence or refusal or neglect to do so, any such notice may be given by any person so directed by the President, or by the Directors or Stockholders upon whose written


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requisition as provided in these By-Laws the meeting is called.  The Secretary shall record all of the proceedings of the meetings of the Stockholders and of the Board of Directors in books provided for that purpose and he shall perform such other duties as may be assigned to him by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. When authorized by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President, he shall attest to, or witness all instruments requiring same. In general, the Secretary shall perform all the duties generally incident to the office of Secretary, subject to the control of the Board of Directors, the Chairman of the Board, the Chief Executive Officer and the President.

         Section 9. TREASURER. The Treasurer shall have custody of all the funds and securities of the Corporation, and he shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all monies and other valuables in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such


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disbursements.  He shall render to the Board of Directors, the Chairman of the
Board, the Chief Executive Officer and the President, whenever any of them so requests, an account of all his transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall give the Corporation a bond, if required by the Board of Directors, in a sum, and with one or more sureties, satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the Corporation in case of his death, resignation, retirement or removal from office of all books, papers, vouchers, monies, and other properties of whatever kind in his possession or under his control belonging to the Corporation. In general, the Treasurer shall perform all the duties generally incident to the office of the Treasurer, subject to the control of the Board of Directors, the Chairman of the Board, the Chief Executive Officer and the President.

         Section 10. ASSISTANT SECRETARY. The Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President may appoint one or more Assistant Secretaries. Each Assistant Secretary shall have power (except as otherwise provided by resolution of the Board of Directors) to perform all duties of the Secretary in the absence or disability of the


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Secretary and shall have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. In case of the absence or disability of the Secretary, the duties of the office shall be performed by any Assistant Secretary; the taking of any action by any Assistant Secretary in place of the Secretary shall be conclusive evidence of the absence or disability of the Secretary.

         Section 11. ASSISTANT TREASURER. The Board of Directors may appoint one or more Assistant Treasurers. Each Assistant Treasurer shall have power (except as otherwise provided by resolution of the Board of Directors) to perform all duties of the Treasurer in the absence or disability of the Treasurer and shall have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. In case of the absence or disability of the Treasurer, the duties of the office shall be performed by any Assistant Treasurer; the taking of any action by any Assistant Treasurer in place of the Treasurer shall be conclusive evidence of the absence or disability of the Treasurer.


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         Section 12.  SUBORDINATE OFFICERS.  The Corporation may have such subordinate officers as the Board of Directors may from time to time deem advisable. Each such officer shall hold office for such period and perform such duties as the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the committee or officer designated pursuant to this
Article III may prescribe.

                                      ARTICLE IV

                          CAPITAL STOCK AND OTHER SECURITIES
                          ----------------------------------

         Section 1. ISSUE OF CERTIFICATES OF STOCK. The certificates for shares of the stock of the Corporation shall be of such form, not inconsistent with the Charter of the Corporation, as shall be approved by the Board of Directors. All certificates shall be signed by the President or by the Vice President and counter-signed by the Secretary or by an Assistant Secretary; provided, that any signature or counter signature may be either manual or facsimile signature. All certificates for each class of stock shall be consecutively numbered. The name of the person owning the shares issued, and the address of the said holder, shall be entered in the Corporation's books. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificates representing the same number of


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shares shall be issued until the former certificate or certificates for the same number of shares shall have been so surrendered and cancelled.

         Section 2. TRANSFER OF SHARES. Shares of the capital stock of the Corporation may be transferred on the books of the Corporation only by the holder thereof, in person or by his attorney, and upon surrender and cancellation, as hereinabove provided, of certificates for a like number of shares.

         Section 3. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such shares in the name of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Maryland.

         Section 4. RECORD DATE AND CLOSING OF TRANSFER BOOKS. The Board of Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend or be allotted other rights. The record date may not be more than


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ninety (90) days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than twenty (20) days; and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten (10) days before the date of the meeting.

         Section 5. LOST CERTIFICATES. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been stolen, lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed. When authorizing such issuance of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the certificate or his legal representative to give bond, with sufficient surety, to indemnify the Corporation against any loss or claim which may arise by reason of the issuance of a new certificate.

                                      ARTICLE V

                               BANK ACCOUNTS AND LOANS
                               -----------------------

         Section 1. BANK ACCOUNTS. Such Officers or agents of the Corporation as from time to time shall be designated by the


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

Board of Directors shall have authority to deposit any funds of the Corporation in such banks or trust companies as from time to time shall be designated by the Board of Directors. Such Officers or agents of the Corporation as from time to time shall be authorized by the Board of Directors may withdraw any or all of the funds of the Corporation so deposited in any bank or trust company, upon checks, drafts or other instruments or orders for the payment of money, drawn against the account or in the name or on behalf of the Corporation, and made or signed by such Officers or agents; and each bank or trust company with which funds of the Corporation are so deposited is authorized to accept, honor, cash and pay, without limit as to amount, all checks, drafts or other instruments or orders for the payment of money, when drawn, made or signed by Officers or agents so designated by the Board of Directors until written notice of the revocation of the authority of such Officers or agents by the Board of Directors shall have been received by such bank or trust company. From time to time there shall be certified to the banks or trust companies in which funds of the Corporation are deposited, the signatures of the Officers or agents of the Corporation so authorized to draw against the same. In the event that the Board of Directors shall fail to designate the persons by whom checks, drafts and other


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instruments or orders for the payment of money shall be signed, as hereinabove provided in this Section, all of such checks, drafts and other instruments or orders for the payment of money shall be signed by the Chairman of the Board, the Chief Executive Officer, the Vice Chairman of the Board, the President or a Vice President and countersigned by the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer.

         Section 2. LOANS. Such Officers or agents of the Corporation as from time to time shall be designated by the Board of Directors shall have authority to effect loans, advances or other forms of credit at any time or times for the Corporation from such banks, trust companies, institutions, corporations, firms or persons, in such amounts and subject to such terms and conditions as the Board of Directors from time to time shall designate; and, as security for the repayment of any loans, advances, or other forms of credit so authorized, to assign, transfer, endorse and deliver, either originally or in addition or substitution, any or all personal property, real property, stocks, bonds, deposits, accounts, documents, bills and accounts receivable and other commercial paper and evidences of debt or other securities or any rights or interest at any time held by the Corporation; and, in connection with any of the foregoing,


                                         -24-


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for any loans, advances or other forms of credit so authorized, such Officers or agents shall have authority to make, execute and deliver one or more notes, mortgages, deeds of trust, financing statements, security agreements, acceptances or written obligations of the Corporation, on such terms, and with such provisions as to the security or sale or disposition thereof as such Officers or agents shall deem proper, and, also, to sell to, or discount or rediscount with, such banks, trust companies, institutions, corporations, firms or persons any and all commercial paper, bills and accounts receivable, acceptances and other instruments and evidences of debt at any time held by the Corporation, and to that end to endorse, transfer and deliver the same. From time to time there shall be certified to each bank, trust company, institution, corporation, firm or person so designated, the signatures of the Officers or agents so authorized; and each such bank, trust company, institution, corporation, firm or person is authorized to rely upon such certification until written notice of the revocation by the Board of Directors of the authority of such Officers or agents shall be delivered to such bank, trust company, institution, corporation, firm or person.

                                      ARTICLE VI


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

                               MISCELLANEOUS PROVISIONS
                               ------------------------

         Section 1. FISCAL YEAR. The fiscal year of the Corporation shall be such as shall be duly designated by the Board of Directors.

         Section 2. NOTICES. Whenever, under the provisions of these By-Laws, notice is required to be given to any Stockholder, Director or Officer, it shall be construed to mean either written notice personally served against written receipt, or notice in writing transmitted by mail, by depositing the same in a post office or letter box, in a post-paid sealed wrapper, addressed to each Stockholder, Director or Officer at such address as appears on the books of the Corporation or, in default of any other address, to such Stockholder, Director or Officer at the general post office situated in the city or county of his residence, and such notice shall be deemed to be given at the time the same shall be thus mailed. Any Stockholder, Director or Officer may waive any notice required to be given under these By-Laws.

         Section 3. CORPORATE SEAL. The Board of Directors may provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. Whenever the Corporation is required to


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place its corporate seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a corporate seal to place the word "(seal)" adjacent to the signature of the authorized officer.

         Section 4. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction.

         Section 5. BONDS. The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

         Section 6. SEVERABILITY. The invalidity of any provision of these By-Laws shall not affect the validity of any


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other provision, and each provision shall be enforced to the extent permitted by law.

         Section 7. GENDER. Whenever used herein, the masculine gender includes all genders.

                                     ARTICLE VII

                                      AMENDMENTS
                                      ----------

         Unless otherwise provided in the Charter, the Board of Directors shall have full power and authority to amend, alter or repeal these By-Laws or any provision thereof, and may from time to time make additional By-Laws, at any regular or special meeting as part of the general business of such meeting; provided that the Corporation shall have no power or authority to amend these By-Laws so as to limit the indemnification provided by Article VIII below with respect to any event or circumstance arising prior to the date of such amendment.

                                     ARTICLE VIII

                                   INDEMNIFICATION
                                   ---------------

         Section 1. INDEMNIFICATION TO EXTENT PERMITTED BY LAW. The Corporation shall indemnify as set forth in the Charter of the Corporation and to the full extent permitted by, and in the manner permissible under, the laws of the State of Maryland, any person who was or is a party, or is threatened to be made a


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party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or is or was serving at the request of the Corporation as a trustee or administrator or in any other fiduciary capacity under any pension, profit sharing or other deferred compensation plan, or any employee welfare benefit plan of the Corporation. The provisions of this Section shall constitute a contract with each Director, Officer, employee or agent of the Corporation who serves as such at any time while these provisions are in effect and may be modified only with such Director's, Officer's, employee's or agent's consent, and each such Director, Officer, employee or agent shall be deemed to be serving as such in reliance on these provisions. The provisions hereof shall inure to the benefit of the heirs and legal representatives of persons entitled to indemnification or relief from liability hereunder.

         Section 2. PAYMENT OF EXPENSES IN ADVANCE OF FINAL DISPOSITION OF ACTION. Expenses (including attorneys' fees)


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incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition thereof on the conditions and to the extent permitted by the laws of the State of Maryland.

         Section 3. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or is or was serving at the request of the Corporation as a trustee or administrator or in any other fiduciary capacity under any pension, profit sharing or other deferred compensation plan, or any employee welfare benefit plan of the Corporation, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or would be required to indemnify him against the liability under the provisions of this Article or the laws of the State of Maryland.

         Section 4. CERTAIN PERSONS NOT TO BE INDEMNIFIED. Notwithstanding the foregoing provisions of this Article VII, the Corporation shall not indemnify any bank, trust company,


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investment adviser or any actuary against any liability which they may have by reason of their acting as a "fiduciary" of any employee benefit plan (as that term is defined in the Employee Retirement Income Security Act, as amended from time to time) established for the benefit of this Corporation's employees.


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